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                                                                   EXHIBIT 10.31

                         AMENDMENT AND RESTATEMENT OF

                       MORGAN STANLEY & CO. INCORPORATED

                              EXCESS BENEFIT PLAN
                              -------------------

              (With Amendments adopted through December 3, 1998)


I.    Purpose of Plan
      ---------------

      The Excess Benefit Plan (the "Plan") is an unfunded "excess benefit plan" within the meaning of Sections 3(36) and 4(b)(5) of the Employee Retirement Income Security Act of 1974, as amended, but is not a plan intended to be qualified under Section 401 of the Internal Revenue Code (the "Code"). As such, its purpose is to provide additional retirement benefits to those employees participating in the Pension Plan of Morgan Stanley & Co. Incorporated, as amended from time to time (the "Pension Plan"), such that the benefits payable to or on behalf of such employees under the Plan, together with such employees' funded benefits under the Pension Plan (including, but not limited to, any benefits payable by Aetna Life Insurance Company under Group Annuity Contract GA-325 or any similar annuity contract) are equal to the benefits which such employees or their beneficiaries would have received under the Pension Plan without regard to Sections 1.39 and 15.2 of the Pension Plan or Sections 401(a)(17) and 415 of the Code (or any comparable limitation on benefits set forth in the Pension Plan or the Code).
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II.    Definitions and Assumptions
       ---------------------------
       Capitalized terms used herein which are defined in the Pension Plan and are not otherwise defined herein shall have the meanings specified in the Pension Plan.

III.    Participation in the Plan
        -------------------------

        All employees of the Corporation (or of its affiliates that are Employers) who are Members participating in the Pension Plan shall be eligible to participate in the Plan whenever (a) their benefits under the Pension Plan, computed without taking into consideration the limitations on benefits contained in Section 15.2 of the Pension Plan or Section 415 of the Code or any successor or comparable provisions, exceed the maximum annual benefits to which they are entitled under the Pension Plan, taking into account such limitations or (b) their salary from their Employer exceeds the limit on salaries contained in
Section 1.39 of the Pension Plan or Section 401(a)(17) of the Code. Such employees shall be referred to hereinafter as "Participants".

        Notwithstanding any other provision of the Plan to the contrary, any person who is (i) classified by an Employer as a "leased employee" who provides services to any Employer (including, without limitation, a leased employee as defined in Code section 414(n)), an independent contractor or a consultant or
(ii) a provider of services to an Employer pursuant to a contractual agreement, such as a "PAL", either with that person or with a third party, other than one specifically providing for an employment relationship with the Employer, shall not be eligible to become a Member until the later of the date, if any, on which he becomes an Employee who is not classified as a leased employee, independent contractor, consultant or a provider of services to any Employer and is employed in a job classification that is eligible for
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membership under the Plan as determined by such Employer. If any person excluded as an Employee pursuant to the preceding clauses (i) and (ii) shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of the Employer, such determination shall not alter this exclusion as an Employee for purposes of this Plan.

IV.    Excess Plan Benefits
       --------------------

       The amount payable under this Plan to a Participant or the beneficiary of a Participant (hereinafter referred to as the "Excess Benefit") equals the excess of (i) the amount payable under the Pension Plan to such Participant (determined without regard to the limitations on salary and benefits described in Sections 1.39 and 15.2 of the Pension Plan or Sections 401(a)(17) and 415 of the Code or any successor or comparable provisions), over (ii) the maximum annual benefits to which such Participant is entitled under the Pension Plan, taking into account such limitations. Such Excess Benefit shall be payable in the manner and at the times at which such Participant's benefits are payable under the Pension Plan; provided, however, that a Participant who is receiving benefits in the form of a joint and survivor annuity under the Pension Plan may elect under this Plan at any time prior to his death that the benefit otherwise payable under the Plan to the Participant's spouse should the spouse survive the Participant will be payable to the Participant's estate for a period measured by the life of the spouse.
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V.    Administration of the Plan
      --------------------------

      The Pension Plan Committee (the "Committee") designated in Section
11.1 (or any successor provision) of the Pension Plan shall administer the Plan. The Committee shall review all questions arising in connection with the Plan, including its interpretation, and may adopt procedural rules and employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Interpretations of the Committee shall be conclusive and binding on all persons.

VI.    Funding of Benefits
       -------------------

       No Participant shall have or accrue any property interest whatsoever in any specific assets of the Corporation or any Employer by virtue of the Plan or any Excess Benefit payable hereunder. Neither the Plan nor any Excess Benefit payable hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation (or any Employer) and a Participant or any other person.

VII.    Miscellaneous
        -------------

        It is expected that the Plan will be continued indefinitely, but the Plan may be terminated at any time by the Board of Directors of the Corporation, in the event and as of the date the Pension Plan is terminated. This Plan also may be amended at any time by the Board of Directors of the Corporation with respect to any present or future Participants.

VIII.    Effective Date
         --------------
         The effective date of this Plan is January 1, 1986. The effective date of this Amendment and Restatement of the Plan is January 1, 1989.
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IX.    Governing Law
       -------------
       This Plan shall be construed in accordance with and governed by the laws of the State of New York.

X.     Inalienability of Rights and Interests
       --------------------------------------

       No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or security interest and any such attempted action shall be void. No such benefit or interest shall in any manner be liable for or subject to debts, contracts, liabilities, engagements or torts of any Employee, former Employee or beneficiary. If any Employee, former Employee or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge, or create a security interest in, any benefit payable under the Plan or interest in any assets in relation to the Plan, then, to the extent permitted by law, the Committee in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Employee, former Employee or beneficiary, his spouse, children, blood relatives or other dependents or any of them in such manner and in such proportion as the Committee may consider proper.